Exhibit 99.1

LAYNE CHRISTENSEN PROVIDES PRELIMINARY FISCAL 2017 FOURTH QUARTER RESULTS

Company to host a conference call on Tuesday, March 21, 2017 at 9:00 am eastern time

THE WOODLANDS, TX – March 20, 2017 – Layne Christensen Company (NASDAQ: LAYN) (“Layne” or the “Company”) today announced selected and preliminary financial information for its fiscal 2017 fourth quarter, which ended January 31, 2017.

The preliminary results of operations for the fourth quarter of fiscal 2017 represent the most current information available to management. The Company’s actual results may differ materially from these preliminary estimates due to adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter are finalized.

Layne expects to report fiscal 2017 fourth quarter revenues of between $127 million and $131 million, compared to $159 million in last year’s fourth quarter. The year-over-year decline was mainly due to reduced Water Resources’ drilling activity in the western U.S., stemming largely from significant precipitation over the course of the past year, and Heavy Civil’s continuing shift towards more selective opportunities.

The Company expects to report fiscal 2017 fourth quarter net loss from continuing operations before income taxes of between $(33) million and $(35) million, compared to a loss of $(11.9) million in the fourth quarter of fiscal 2016.  Included in the fiscal 2017 year loss is a non-cash charge of approximately $12 million related to the cumulative currency translation adjustment in association with the closure of Layne’s African and Australian businesses.   In addition, Layne expects to report Adjusted EBITDA (a non-GAAP financial measure as defined below) for its fiscal 2017 fourth quarter of between negative $(7) million and negative $(9) million compared to positive $3.5 million in the fourth quarter of fiscal 2016. The year-over-year decline in Adjusted EBITDA was mainly due to higher costs and margin degradation on six large projects in Water Resources and three projects in Heavy Civil.  As previously disclosed in a February 9, 2017 press release, Layne entered into a definitive agreement to sell substantially all of its Heavy Civil business; management continues to expect that the Heavy Civil transaction will close in approximately 50 days.

The Inliner and the Mineral Services segments are expected to generate Adjusted EBITDA during the fourth quarter of fiscal 2017 consistent with the Company’s internal expectations.

Michael J. Caliel, President and Chief Executive Officer of Layne, commented, “Despite strong performance at Inliner, we are extremely disappointed with our 2017 fiscal fourth quarter results as a result of the underperformance in our Water Resources division.  Water Resources’ margins were impacted by a combination of execution issues on six large projects that incurred losses of more than $5 million during the recently-completed fourth quarter as well as reduced activity in California.

“We have been proactive in addressing this situation and are in the midst of significantly enhancing our project management processes in Water Resources to improve overall risk management and profitability.   These

efforts are a continuation of our business performance initiatives that were initiated in Water Resources in the middle of fiscal year 2017.  Given that a number of our losses over the course of the year in Water Resources related to unexpected difficulties in site conditions, we have changed our policies in order to reduce our contractual exposure to such risks, especially in our larger drilling and injection well projects.  We have a clear understanding of the issues impacting Water Resources and more importantly, we believe we have the experience, track record and know how to fix them.”

Use of Non-GAAP Financial Information

We use Adjusted EBITDA to assess performance which is not defined in generally accepted accounting principles (GAAP). Our measure of Adjusted EBITDA, which may not be comparable to other companies’ measure of Adjusted EBITDA, represents income or loss from continuing operations before interest, taxes, depreciation and amortization, non-cash share-based compensation, equity in earnings or losses from affiliates, certain non-recurring items such as impairment charges, restructuring costs, gain on extinguishment of debt, and certain other gains or losses, plus dividends received from affiliates. We believe that the presentation of Adjusted EBITDA included in this report helps us understand and evaluate our operating performance and trends and provides useful information to both management and investors. In addition, we use Adjusted EBITDA as a factor in incentive compensation decisions and our credit facility agreement uses measures similar to Adjusted EBITDA to assess compliance with certain covenants. Adjusted EBITDA should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

The following table reconciles our range of estimated Adjusted EBITDA for the fourth quarter of fiscal 2017 to our range of estimated net loss from continuing operations before income taxes for the same period, which we consider to be the most directly comparable GAAP financial measure to Adjusted EBITDA.

	Three months ended
(in millions)	January 31, 2017			January 31, 2016
	Range			Actual

Net loss from continuing operations before income taxes	$(35)	-	$(33)	$(11.9)
Interest expense	4	-	4	4.7
Depreciation and amortization	7	-	7	7.8
Restructuring costs(1)	14	-	14	3.6
Other (income) expenses, net	1	-	1	(0.7)
Adjusted EBITDA	$(9)	-	$(7)	$3.5

(1) Restructuring costs include a $12 million non-cash charge related to the cumulative currency translation adjustment associated with the closure of our Australian and African businesses.

Conference Call

Layne Christensen will conduct a conference call at 9:00 AM ET / 8:00 AM CT Tuesday, March 21, 2017, to discuss these preliminary results and related matters. Interested parties may participate in the call by dialing 1-877-407-0672 (Domestic) or 1-412-902-0003 (International). The conference call will also be broadcast live via the Investor Relations section of Layne's website at www.layne.com. To listen to the live call, please go to the website at least 15 minutes early to register, download and install any necessary audio software. If you are unable to listen live, the conference call will be archived on the website for approximately 90 days. A telephonic replay of the conference call will be available through March 28, 2017 and may be accessed by calling 1-877-660-6853 (Domestic) or 1-201-612-7415 (International) and using passcode 13657604#.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Exchange Act of 1934. Such statements may include, but are not limited to, statements of plans and objectives, statements of future economic performance and statements of assumptions underlying such statements, and statements of management’s intentions, hopes, beliefs, expectations or predictions of the future. Forward-looking statements can often be identified by the use of forward-looking terminology, such as “should,” “intended,” “continue,” “believe,” “may,” “hope,” “anticipate,” “goal,” “forecast,” “plan,” “estimate” and similar words or phrases. Such statements are based on current expectations and are subject to certain risks, uncertainties and assumptions, including but not limited to: estimates and assumptions regarding our strategic direction and business strategy, the timely and effective execution of our turnaround strategy for Water Resources, any changes in our fiscal 2017 estimated financial results or year-end adjustments that occur in connection with finalizing our fiscal 2017 financial statements; the extent and timing of a recovery in the mining industry, prevailing prices for various commodities, longer term weather patterns, unanticipated slowdowns in our major markets, the availability of credit, the risks and uncertainties normally incident to our construction industries, the impact of competition, the effect of any deregulation or other initiatives by the Trump Administration, the effectiveness of operational changes expected to reduce operating expenses and increase efficiency, productivity and profitability, the satisfaction of all of the closing conditions for the sale of our Heavy Civil business segment in a timely manner, the availability of equity or debt capital needed for our business, including the refinancing of our existing indebtedness as it matures, worldwide economic and political conditions and foreign currency fluctuations that may affect our results of operations. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially and adversely from those anticipated, estimated or projected. These forward-looking statements are made as of the date of this filing, and we assume no obligation to update such forward-looking statements or to update the reasons why actual results could differ materially from those anticipated in such forward-looking statements.

About Layne

Layne is a global solutions provider to the world of essential natural resources—water, mineral and energy. We offer innovative, sustainable products and services with an enduring commitment to safety, excellence and integrity.

Contacts

J. Michael Anderson

Chief Financial Officer

281-475-2694

michael.anderson@layne.com

Dennard Lascar Associates

Jack Lascar

713-529-6600

jlascar@dennardlascar.com

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